Exhibit 10.18

Summary of Compensation Arrangements for Nonemployee Directors

The Company’s nonemployee directors are as follows: Robin J. Adams, Robert G. Bohn, Donald G. Calder, Robin S. Callahan, Paul J. Choquette, Jr., Terry D. Growcock, Stephen P. Munn, Gregg A. Ostrander, Lawrence A. Sala and Magalen C. Webert.  Mr. Munn serves as Lead Director.  He was appointed Lead Director effective June 25, 2007.  The Company pays Mr. Munn an annual retainer of $300,000 for his service as a member of the Board of Directors and as Lead Director.

For 2009, the annual fee paid to each nonemployee director other than Mr. Munn was $50,000.

The Board has standing Executive, Audit, Compensation, Pension and Benefits and Corporate Governance and Nominating Committees.

The following table summarizes the compensation paid to each nonemployee director for his or her service to the Board and its Committees during 2009:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Option Awards(5)	Nonqualified deferred compensation earnings ($)(6)	Total ($)
Robin J. Adams	$11,250	$49,998	$0	$0	$61,248
Robert G. Bohn	$67,500	$60,000	$0	$0	$127,500
Donald G. Calder(1)	$85,000	$60,000	$0	$0	$145,000
Robin S. Callahan	$95,000	$60,000	$0	$0	$155,000
Paul J. Choquette, Jr.	$85,000	$60,000	$0	$3,408	$148,408
Terry D. Growcock	$65,000	$60,000	$0	$0	$125,000
Peter L.A. Jamieson(2)	$33,750	$0	$0	$0	$33,750
Peter F. Krogh(2)	$33,750	$0	$0	$0	$33,750
Stephen P. Munn	$300,000	$0	$0	$0	$300,000
Gregg A. Ostrander	$70,000	$60,000	$0	$0	$130,000
Lawrence A. Sala	$95,000	$60,000	$0	$0	$155,000
Magalen C. Webert	$60,000	$60,000	$0	$0	$120,000

(1)          Mr. Calder’s term as a director will expire on the date of the 2010 Annual Meeting and he will retire from the Board of Directors at that time in accordance with the Board’s retirement policy.  In connection with his retirement, the Board of Directors approved an amendment to his prior stock option awards to extend the expiration dates of the options to the remainder of their ten year term.

(2)          Messrs. Jamieson and Krogh retired from the Board of Directors at the 2009 Annual Meeting on April 20, 2009.  Because Messrs. Jamieson and Krogh retired in 2009, they each received an award of cash, in lieu of a restricted stock unit award, prorated for their period of service during 2009 through their retirement dates.

(3)          The following directors received a portion of their annual fee in Shares:  Mr. Bohn — 2,366 Shares, Mr. Ostrander — 370 Shares, Mr. Sala — 370 Shares and Mrs. Webert — 370 Shares.

(4)          The value of the awards shown in the table is equal to the grant date fair value of the restricted stock units awarded to the directors in 2009 for financial reporting purposes.  Note 11 to the Company’s consolidated financial statements included in the 2009 Annual Report on Form 10-K contains more information about the Company’s accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair value of the awards.

(5)          As of December 31, 2009, the directors listed in the Director Compensation Table (other than Messrs. Jamieson and Krogh who were not members of the Board of Directors on December 31, 2009) held options to acquire Shares granted to them under the Company’s stock-based compensation plans, all of which are fully vested and exercisable, as follows:

		Option	Total
	Grant Date	Exercise Price	Outstanding

Mr. Calder	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000
Total			12,000

Mrs. Callahan	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000
Total			14,000

Mr. Choquette	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000
Total			16,000

Mr. Munn	02/04/04	$28.535	10,000
	02/02/05	$32.09	20,000
	02/08/06	$34.43	20,000
	02/07/07	$41.87	20,000
Total			70,000

Mr. Sala	11/06/02	$20.00	4,000
	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000
Total			20,000

Mrs. Webert	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000
Total			16,000

(6)                 The amount shown represents the portion of interest credited on fees deferred under the Company’s Deferred Compensation Plan for Non-Employee Directors that is considered above market under the proxy disclosure rules of the Securities and Exchange Commission.  In 2009, the deferred fees accrued interest at five and one-half percent (5.5%).  The above market portion is the amount of interest credited under the Plan that exceeded 4.23% (120% of the long-term applicable federal rate under the Internal Revenue Code for January 2009, compounded quarterly).